                                                                   Exhibit 10.12

                  [GRAPHIC OF TWENTY RUPEES CURRENCY OMITTED]




                                 LOAN AGREEMENT

         THIS AGREEMENT made this 28th day of September One Thousand Nine Hundred and Ninety Five between WIPRO FINANCE LIMITED, a company within the meaning of the Companies Act, 1956 (1 of 1956) and having its Registered Office at Bakhtawar, 229, Nariman Point, Bombay - 400 021 (hereinafter referred to as the "Borrower", which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns);

                                         AND

         THE INDUSTRIAL CREDIT AND INVESTMENT CORPORATION OF INDIA LIMITED, a public company incorporated under the Indian Companies Act, 1913 (7 of 1913) and having its Registered Office at 163, Backbay Reclamation, Bombay - 400 020 and a Zonal Office at 'Raheja Towers', East Wing, II Floor, 26-27, M.G. Road, Bangalore - 560 001 (hereinafter referred to as "the Lender", which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns);

                                     : 2 :

                                    ARTICLE I

                         DEFINITIONS; GENERAL CONDITIONS

I.    DEFINITIONS

1.1   The following terms shall have the following meanings :-

(a) 'General Conditions' means the GENERAL CONDITIONS No. GC-I-86 APPLICABLE TO ASSISTANCE PROVIDED BY FINANCIAL INSTITUTIONS.

(b) 'Project' means the project to be financed as described in Schedule I hereto;

(c) 'Financing Plan' means the financing plan as described in Schedule II hereto.

(d) 'ICICI Advance Rate' means the percentage rate per annum decided by ICICI from time to time as applicable for Rupee Loans to Prime borrowers plus applicable interest tax or other statutory levy, as notified by ICICI from time to time.

(e) 'Business Day' means the day on which the Zonal/Branch Office of ICICI, as described in this Agreement, or such other office as may be notified by the Lender to the Borrower is open for business.

1.2   GENERAL CONDITIONS

      The Loan hereby agreed to be granted by the Lender shall be subject to the Borrower complying with the terms and conditions set out herein and also in the General Conditions, a copy of which is annexed hereto. The General Conditions shall be deemed to form part of this Agreement and shall be read as if they are specifically incorporated herein.

      Provided, however, that the General Conditions shall in their application to this Agreement stand modified as under:

a)   The words "commitment charge" wherever they appear stand deleted.

b) "Section 4.16 - PLACE AND MODE OF PAYMENT BY THE BORROWER" be substituted by the following :-

      "Section 4.16 - PLACE AND MODE OF PAYMENT AND CREDIT

      THEREFOR -

          All monies payable by the Borrower to the Lender shall be paid to the Lender at their office at Bombay or at such other place(s) as may be specified by them by telegraphic, telex or mail transfer to the account of such office(s) or by cheque or bank draft in favour of the respective Lenders on a scheduled bank at Bombay or such other place(s) or to such other account(s) as the Lenders may notify to the Borrower and shall be so paid as to enable the respective Lenders to realise, at par, the amount on or before the relative due date.

                                     : 3 :

      Credit for all payments by local cheque/bank draft will be given on the Lenders' immediately next working day after the date of receipt of the instrument or the relative due date, whichever, is later.

      Credit for all payments by outstation cheque/bank draft will be given only on realisation or on the relative due date, whichever, is later."

c)    Sub clause (v) of Section 7.4 - `Nominee Director' be substituted by the following :-

      (v) The Nominee Director(s) shall be entitled to receive all notices, agenda, minutes of Board Meetings, etc. and to attend all General Meetings and Board Meetings and meetings of any Committees of the Board of which he is a member."

d)    "Section - 14.2 EVIDENCE OF DEBT" be substituted by the following : -

      "Section - 14.2 EVIDENCE OF DEBT"

a) The Lender shall maintain, in accordance with its usual practice, accounts evidencing the amounts from time to time lent by and owing to it under the Loan Agreement and the security documents executed in favour of the Lender.

b) In any legal action or proceedings arising out of or in connection with the Loan Agreement, the entries made in the accounts maintained pursuant to sub-clause (a) above shall be prima-facie evidence of the existence and amount of obligations of the Borrower as therein recorded".

e) Sub-Clause (i) of Section 4.3 of Article IV 'INTEREST' be substituted by the following :-

      "All interest on the Loans and on all other monies accruing due under the Loan Agreement shall, in case the same be not paid on the respective due dates, carry interest/further interest at the maximum lending rate of the Lenders on Rupee Loan(s) as prevailing from time to time or at the applicable rate under the Loan Agreement, whichever, is higher. Such interest will be computed from the respective due dates and shall become payable upon the footing of compound interest with quarterly rests as provided in the Loan Agreement. The maximum Lending rate of the Lenders on Rupee Loan shall until creation of final security for the Loan(s), be increased by 1.05% per annum".

f) Section 4.1 'TERMS OF DISBURSEMENT' of Article IV be substituted by the following :-

      "Section 4.1 - TERMS OF DISBURSEMENT

      i) The Loans will be disbursed by the Lenders in one or more instalment(s) as may be decided by the Lenders subject to the Borrower complying with the provisions of the Loan Agreement and the disbursement procedure stipulated by the Lenders and the expenditure incurred on the Project being in consonance with the details mentioned in the Loan Agreement. All disbursements shall be by cheque(s)/authorisation(s) and the collection/remittance charges will be borne by the Borrower. The interest on the Loans will accrue as from the date of the cheque(s)/authorisation(s) of the Lenders.

                                     : 4 :

      ii) In the event of the Lender(s) agreeing to disburse any amount of the Loans pending creation of final security as stipulated in the Loan Agreement, the same may be disbursed on such terms as may be decided by the Lenders".

g) Section 4.2 'ADJUSTMENT OF OVERDUES' of Article IV be substituted by the following :

      "Section 4.2 - ADJUSTMENT OF OVERDUES

      The Lender may deduct from sums to be lent to the Borrower any monies then remaining due and payable by the Borrower to the Lenders".

h) In Section 4.11 'LIQUIDATED DAMAGES ON DEFAULTED AMOUNTS', "2%" shall be substituted by "2.1%"

                                     : 5 :

                                   ARTICLE II

                           AGREEMENT AND TERMS OF LOAN

2.1   AMOUNT AND TERMS OF LOAN :

      The Borrower agrees to borrow from the Lender and the Lender agrees to lend to the Borrower, on the terms and conditions contained herein as also in the General Conditions, sum to the maximum extent of Rs.3000 lacs (Rupees three thousand lacs only) (hereinafter referred to as the 'Loan')

2.2   INTEREST  :

(i) The Borrower shall pay to the Lender interest on the principal amount of the Loan outstanding from time to time, quarterly in each year, on January 15, April 15, July 15 and October 15. The rate of interest for each disbursement shall be 3.25% over the ICICI Advance Rate as prevailing on the date of each disbursement out of the Loan.

(ii) The Lender may, in its sole discretion charge interest on the Loan at the weighted average rates. For the purpose of this clause "weighted average rates" means the weighted mean of the rates of interest applicable to the Loan. The Loan shall carry interest at such weighted average rate subject to the following proviso :-

      Provided that the aforesaid ICICI Advance rate will be reset on the expiry of three years from the date of first disbursement out of the Loan and the Borrower shall pay interest at such reset rate as may be notified by the Lender to the Borrower.

      Provided further that in the event of an increase in the rate of interest arising out of such reset, the Borrower shall have the option to prepay to the Lender on such reset date the entire outstanding of the Loan together with all outstanding interest and other charges and monies payable thereon.

(iii) The Borrower shall also pay to the Lender, interest on all other monies payable to the Lender under this Agreement, at the maximum lending rate of the Lender on Rupee Loans as prevailing from time to time or at the Applicable Rate under this Agreement, whichever is higher. Such interest shall also be paid quarterly on the same dates as referred to in sub-clause (i) above.

2.3   DRAWDOWN SCHEDULE

      The Borrower shall provide to the Lender on or before the signing of this Agreement a draw down schedule in writing for the entire Loan, disbursements pursuant to which shall however be subject to the provision of Section 4.1 of the General Conditions.

2.4   NOTICE OF DRAWAL

      The Borrower shall furnish to the Lender a notice of drawal not more than 90 days nor less than 25 Business Days before the draw down date, which draw down date should be a Business Day.

                                     : 6 :

2.5   LAST DATE OF WITHDRAWAL

      Unless the Lender otherwise agrees, the right to make drawals from the Loan shall cease on March 31, 1996.

2.6   IMPOSTS, COSTS AND CHARGES

      i) The Borrower shall, during the currency of the Loan bear all such imposts, duties and taxes (including interest and other taxes, if any) as may be levied from time to time by the Government or other authority pertaining to or in respect of the Loan;

      ii) The Borrower shall pay all other costs, charges (including cost of investigation of title to the Borrowers properties and protection of the Lender's interest) and expenses in anyway incurred by the Lender and such additional stamp duty, other duties, taxes charges and other penalties if and when the Borrower is required to pay according to the laws for the time being in force in the State in which its properties are situated or otherwise.

      iii) In the event of the Borrower failing to pay the monies referred to in sub-clause (i) and (ii), the Lender will be at liberty (but shall not be obliged) to pay the same. The Borrower shall reimburse all sums paid by the Lender in accordance with the provisions contained herein".

2.7   REPAYMENT :

      The Borrower undertakes to repay the principal amounts of the Loan in accordance with the Amortization Schedule set forth in Schedule III hereto.

2.8   CONVERSION RIGHT IN CASE OF DEFAULT

      If the Borrower commits a default in payment or repayment of two consecutive installments of principal amounts of the Loan or interest thereon or any combination thereof, then the Lender shall have the right to convert (which right is hereinafter referred to as "the conversion right") at its option the whole of the outstanding amount of the Loan, into fully paid-up equity shares of the Borrower, at par, in the manner specified in a notice in writing to be given by the Lender to the Borrower (which notice is hereinafter referred to as the "notice of conversion") prior to the date on which the conversion is to take effect, which date shall be specified in the said notice (which date is hereinafter referred to as the "date of conversion").

      It shall not be construed as a default, if the Borrower approaches the Lender well in advance for postponement of principal or interest, as the case may be, and the Lender agrees to the same.

                                     : 7 :

      (i) On receipt of notice of conversion, the Borrower shall allot and issue the requisite number of fully paid-up equity shares to the Lender as from the date of conversion and the Lenders shall accept the same in satisfaction of the principal amount of the Loan to the extent so converted. The part of the Loan so converted shall cease to carry interest as from the date of conversion and the Loan shall stand correspondingly reduced. Upon such conversion, the instalments of the Loan payable after the date of conversion as per
             Schedule III hereto shall stand reduced proportionately by the amounts of the Loan so converted. The equity shares so allotted and issued to the Lender shall carry, from the date of conversion, the right to receive proportionately the dividends and other distributions declared or to be declared in respect of the equity capital of the Borrower. Save as aforesaid, the said shares shall rank pari passu with the existing equity shares of the Borrower in all respects. The Borrower shall, at all times, maintain sufficient unissued equity shares for the above purpose.

      (ii) The conversion right reserved as aforesaid may be exercised by the Lender on one or more occasions during the currency of the Loan on the happening of the event specified above.

      (iii) The Borrower assures and undertakes that in the event of the Lender exercising the right of conversion as aforesaid, the Borrower shall get the equity shares which will be issued to the Lender as a result of the conversion, listed with the Bombay and Bangalore Stock Exchanges and those Stock Exchange(s) where the Borrowers shares are listed.

                                     : 8 :

                                   ARTICLE III

                                    SECURITY

3.1   SECURITY FOR THE LOAN

(A) The Loan together with all interest, liquidated damages, premia on prepayment or on redemption, costs, expenses and other monies whatsoever stipulated in this Agreement shall be secured by an exclusive charge by way of hypothecation in favour of the Lender of all the Borrower's moveables (save and except book debts), including movable machinery, machinery spares, tools and accessories, present and future, acquired/to be acquired by the Borrower out of the Loan and approved by the Lender, so as to create security adequate enough to maintain a security margin of at least 25% on the assets charged to the Lender as security for the Loan i.e. maintain a fixed assets coverage ratio of at least 1.33 times on the outstanding amount of the Loan, throughout the currency of the Loan.

      The Borrower shall furnish letters from the existing chargeholders, if any, giving their No-objection for creation of exclusive charge in favour of the Lender on the assets charged/to be charged to the Lender and confirming that their charges will not extend to such assets.

3.2   CREATION OF ADDITIONAL SECURITY

      If, at any time during the subsistence of this Agreement, the Lender is of the opinion that the security provided by the Borrower has become inadequate to cover the balance of the Loan then outstanding, then, on the Lender advising the Borrower to that effect, the Borrower shall provide and furnish to the Lender, to the satisfaction of the Lender such additional security as may be acceptable to the Lender to cover such deficiency.

3.3   AUDITOR'S CERTIFICATE

      The Borrower shall produce a certificate from its Auditors stating that the assets charged/to be charged to the Lender as security for the Loan are the absolute property of the Borrower and are free from any charge, lien or claim thereon, of whatsoever nature.

                                     : 9 :

                                   ARTICLE IV

                      APPOINTMENT OF NOMINEE DIRECTOR(S)


         The Borrower agrees that in the event of the Borrower committing any default in meeting its obligations to the Lender under this Agreement, the Lender shall be entitled to appoint and withdraw from time to time one Director on the Board of Directors of the Borrower at any time during the currency of this Agreement.

[ILLEGIBLE]

[SEAL OF ICICI]

                                     : 10 :

                                    ARTICLE V

                               SPECIAL CONDITIONS

         The Loan hereby granted shall also be subject to the Borrower complying with the special conditions set out in Schedule IV hereto.

[ILLEGIBLE]

[SEAL OF ICICI]

                                     : 11 :

                                   ARTICLE VI

                           EFFECTIVE DATE OF AGREEMENT

         This Agreement shall become binding on the Borrower and the Lender on and from the date first above written. It shall be in force till all the monies due and payable under this Agreement are fully paid off.

[ILLEGIBLE]

[SEAL OF ICICI]

                                     : 12 :

                                   SCHEDULE I

                                   THE PROJECT

         The Borrower is an existing company engaged in equipment leasing, hire-purchase and other financial services related activities. To meet a part of its increased requirement of funds for acquiring industrial assets as part of its leasing and hire-purchase activity during the year ending March 31, 1996, the Borrower has approached the Lender with a request for Rupee Term Loan of Rs.3000 lacs.

[ILLEGIBLE]

[SEAL OF ICICI]

                                     : 13 :

                                   SCHEDULE II

                                 FINANCING PLAN

         WFL'S total requirement of funds for the year ending March 31, 1996 is projected at Rs.26426 lacs as follows :

                                        ( Rs. in lacs )

      Increase in leased assets                11250
      Increase in hire - purchase assets       11250
      Increase in owned assets                    50
      Increase in current assets                 419
      Increase in investments                    507
      Repayment of term loans                   2658
      Increase in bills discounted               292
       outstanding                           -------
                                               26426
                                             -------

      The above requirement of funds is proposed to be financed as follows:

                                             (Rs. in lacs)

      Increase in share capital                  1500
      Rupee term loans from institutions
           - existing                            1200
           - proposed from ICICI                 3000
           - others                              2000
      Increase in bank borrowings                8007
      Fixed deposits from public                 2500
      Intercorporate deposits                     500
      Collection of hire - purchase instalments
        (principal portion)                      4272
      Increase in current liabilities             345
      Cash and cash accruals                     3102
                                              -------
                                                26426
                                              -------

[SEAL OF ICICI]

                                     : 14 :

                                  SCHEDULE III

                              AMORTIZATION SCHEDULE

                                    (Rs. in lacs)

      Date Payment Due             Payment of      Principal Amount
                                   Principal       Outstanding after
                                                   each payment
      ----------------             ----------      -----------------
                                                    3000.00
      July 15, 1996                 187.5           2812.50
      October 15, 1996              187.5           2625.00
      January 15, 1997              187.5           2437.50
      April 15, 1997                187.5           2250.00
      July 15, 1997                 187.5           2062.50
      October 15, 1997              187.5           1875.00
      January 15, 1998              187.5           1687.50
      April 15, 1998                187.5           1500.00
      July 15, 1998                 187.5           1312.50
      October 15, 1998              187.5           1125.00
      January 15, 1999              187.5            937.50
      April 15, 1999                187.5            750.00
      July 15, 1999                 187.5            562.50
      October 15, 1999              187.5            375.00
      January 15, 2000              187.5            187.50
      April 15, 2000                187.5                -

[SEAL OF ICICI]

                                     : 15 :

                                   SCHEDULE IV

                               SPECIAL CONDITIONS

(i) The Loan may be availed of in one or more instalments, each such instalment to be not less than Rs. 50 lacs.

(ii) The Borrower undertakes that the Loan will be utilised to finance creation of industrial capital assets only.

(iii) The Borrower undertakes that it shall comply with all the norms that may be stipulated by Reserve Bank of India from time to time for Non-Banking Finance Companies.

(iv) The Lender reserves the right to call upon the Borrower to arrange for direct payment of rentals receivable from the lessees and/or hirers of equipment acquired out of the Loan. The Borrower shall execute such undertakings and also arrange to furnish such letters and undertakings from its lessees and/or hirers of equipment in favour of the Lender as may be required by the Lender in this regard.

                                     : 16 :

         IN WITNESS WHEREOF the Borrower has caused its Common Seal to be affixed hereto and to a duplicate hereof on the day, month and year first hereinabove written and the Lender has caused the same and the said duplicate to be executed by the hand of Shri /s/ K.J. Rajasimha authorized official of the Lender as hereinafter appearing.

   THE COMMON SEAL of the WIPRO
   FINANCE LIMITED has pursuant to the
   Resolution of its Board of
   Directors passed in that behalf on
   The 20th day of September 1995
   Hereunto been affixed in the                             /s/  G. SRINIVASAN
   Presence of Shri G. Srinivasan
   Vice President - Marketing,
   who has signed these presents in
   token thereof and Shri R. Sivakumar,
   authorised person who has
   countersigned the same in token
   thereof.

   SIGNED AND DELIVERED BY the
   withinnamed Lender by the hand of
   Shri R.J. Rajasimha Sr. Vice President an                /s/ R.J. RAJSIMHA
   authorised official of the Lender.

[SEAL OF ICICI]